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                                                                 Exhibit 10.21

THIS AGREEMENT is made on the 28 day of April 2000

BETWEEN

(1) FIRSTMARK COMMUNICATIONS SERVICES EUROPE LIMITED, a company incorporated in the United Kingdom and having its registered address at 1 James Street, Fourth Floor, London W1M 5HY, England (the "Company"); and

(2) TIMOTHY A. SAMPLES of 59 Frognal, Hampstead, London, NW3 6YA, England (the "Employee").

NOW IT IS HEREBY AGREED that the Company shall employ the Employee and the Employee shall serve the Company as President and Chief Executive Officer, or in such other capacity as may from time to time be mutually agreed, upon and subject to the following terms and conditions:

1.       INTERPRETATION

1.1. In this Agreement unless the context otherwise admits the following expressions shall have the meanings given to them as follows:

         "the Directors" means those members of the Board of Directors for the time being of the Company and "subsidiary" and "holding company" means a subsidiary or holding company as defined by Section 736 and 736A of the Companies Act 1985 for the time being of the Company (and "subsidiaries" and "holding companies" shall be construed accordingly);

         "associated company" means any holding company or subsidiary of the Company or any other subsidiary of such holding company;

1.2. Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of the same.

2.       COMMENCEMENT AND DURATION

2.1. The Employee's employment with the Company shall commence as of February 2, 2000. No previous employment of the Employee shall be treated as being continuous with the Employee's employment with the Company.

2.2. Subject to termination as hereinafter provided, the employment of the Employee shall continue from year to year provided that the Company may terminate the employment at any time by giving to the Employee six months written notice to terminate this Agreement and the Employee may terminate his employment at


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         any time by giving to the Company six months' written notice to terminate this Agreement.

2.3. The Employee warrants to the Company that he is not restricted in any way from commencing and continuing employment with the Company on and after the date hereof. The Employee shall indemnify and keep indemnified the Company and each associated company against any and all damages, losses, costs and expenses (including the costs of any legal proceedings which the Company or any associated company may be party) arising from the Employee being in breach of the warranty contained in this sub-clause.

3.       REMUNERATION

3.1. The Employee shall be entitled to a fixed salary at the rate of L200,000 (two hundred thousand UK pounds sterling) per annum (which shall accrue from day to day) payable by equal monthly installments in arrears on the last working day of every month.

3.2. The first of such payments shall be made on the last day of the month in which the Employee's employment is deemed to have commenced and shall be a pro rata amount in respect of the period from the date hereof to the last day of such month.

3.3. The Employee's salary shall be reviewed by the directors of the Company no later than, and with effect from, each anniversary of the Employee's employment with the Company, such review to be in line with the Company's then current policy on remuneration review; provided however, that the Employee's salary shall not be at a rate less than the rate in effect in the prior year unless such reduction occurs in connection with a Company wide salary expense reduction necessitated by poor financial performance of the Company as determined by the Directors of the Company in their reasonable discretion.

3.4. The Company shall be entitled to deduct from the Employee's salary or from any other payments due to the Employee any amount which the Company is required by law to deduct (including without limitation PAYE or national insurance).

4.       BONUS

         The Company shall pay to the Employee a bonus in accordance with a bonus plan to be proposed by the Employee in his capacity as President and Chief Executive Officer which shall be subject to review and approval by the Directors of the Company; provided however, that the target bonus shall be 100% of the Employee's base salary with respect to the calendar year.


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5.       DEVOTION OF WHOLE TIME TO THE COMPANY

5.1. During his employment with the Company the Employee shall, unless prevented by ill-health or holiday;

5.1.1. perform such reasonable duties and exercise such powers, authorities and directions as the Directors may from time to time reasonably assign or vest in him in conjunction with the business of the Company and any one or more of the Company's associated companies;

5.1.2.   attend meetings of the senior management of the Company;

5.1.3. devote his whole time and attention during normal working hours to the business of the Company and its associated companies and such other time as may be necessary for the performance of his duties hereunder;

5.1.4. do all in his power to promote, develop and extend the business of the Company and its associated companies;

5.1.5. conform to and comply with the reasonable directions and regulations made by the Directors or any other properly authorised person;

5.1.6. not, without the previous consent in writing of a Director engage or be concerned or interested in any other business of a similar nature to or competitive with that carried on by the Company or any of its associated companies

PROVIDED always that nothing in this clause 5 shall preclude the Employee from holding or being otherwise interested in any shares or other securities of (i) any company which is for the time being quoted on any recognised stock exchange, so long as the interest of the Employee therein does not without the written consent of the Directors extend to more than 2.5% (two and one half percent) of the aggregate amount of the quoted securities of any class in respect of such company, or (ii) any privately held company, so long as the interest of the Employee therein does not without the written consent of the Directors amount to more than 5% (five percent) of the aggregate amount of securities of any class in respect of such company, and the Employee does not participate in the management or direction of such company.

5.2.     During the employment of the Employee with the Company:

5.2.1. the Employee may be required, on a temporary basis, to work at such place or places in the United Kingdom or overseas as may be determined by the Company from time to time and undertake such travel overseas as may be reasonably required; and


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5.2.2.   the Employee shall report to the Board of Directors of the Company.

6.       BENEFITS

6.1. The Employee shall be entitled to Company benefits available to senior executives, including but not necessarily limited to, use of a company automobile, health care, disability insurance, life cover and a contributory pension scheme.

6.2. In respect of the benefits programme referred to in sub-clause 6.1, the Company shall pay the premiums in respect of private medical and dental expenses insurance effected on behalf of the Employee and the Employee's spouse as in accordance with Company policy. The Employee shall during his employment with the Company be a member of a death-in-service and disability benefit scheme maintained by the Company in respect of the Employee (or any scheme set up in its place).

7.       EXPENSES

         The Company shall pay or procure to be paid to the Employee all reasonable travel, hotel and other out-of-pocket expenses wholly exclusively and necessarily incurred by the Employee in the proper performance of his duties under this Agreement. Any such payment shall be subject to providing the Company with satisfactory receipts or other evidence of actual payment of said expenses.

8.       ABSENCE THROUGH ILLNESS

8.1. In the case of illness of the Employee or other cause incapacitating him from properly performing his duties, the Employee shall, subject to clause 8.2, and to the production of such satisfactory medical evidence as the Company may reasonably require, continue to be paid his full salary during such absence.

8.2. If such absence shall aggregate 16 (sixteen) weeks in any 52 (fifty two) consecutive weeks, the Company may terminate the employment of the Employee forthwith by written notice given within 28 (twenty eight) days of the end of the last 16 (sixteen) weeks. On termination pursuant to this clause 8.2, the Company shall pay to the Employee a sum equal to one year's salary from the date of such termination.

8.3. The amounts payable by the Company to the Employee under this clause 8 will be reduced by the amount of any statutory sick pay payable to the Employee.


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9.       HOLIDAYS

         The Employee shall (in addition to the usual Bank Holidays and public holidays) be entitled to 25 (twenty five) days paid holiday in each calendar year to be taken at a time or times mutually agreed with the Company.

10.      CONFIDENTIALITY AND NON-DISCLOSURE

10.1. The Employee shall not either during his employment hereunder or at any time after its termination:

10.2.1 disclose to any person or persons (except those authorised by the Company to know);

10.2.2. use for his own purpose or for any purposes other than those of the Company or its associated companies; or

10.2.3. through any failure to exercise all due care and diligence cause any unauthorised disclosure of any private, confidential or secret information of the Company (including lists or details of customers of the Company or relating to the working of any process or invention carried on or used by the Company or any invention of the Company) or which he has obtained by virtue of his appointment or in respect of which the Company is bound by an obligation of confidenee to a third party. These restrictions shall cease to apply to information or knowledge which may (otherwise than through default of the Employee) become available to the public generally.

10.3. The provisions of this clause 10 shall apply equally in relation to the private, confidential or secret information of any associated company of the Company which the Employee may have received or obtained during his appointment and the Employee shall upon request enter into an enforceable agreement with any such company to the like effect.

10.4. All notes, memoranda, records and writing (in whatever format) made by the Employee relating to the business of the Company or any associated company of the Company, shall be and remain the property of the Company or the associated company to whose business they relate and shall be delivered by him to the company to which they belong forthwith upon request.

11.      SUMMARY TERMINATION

11.1. The employment of the Employee hereunder may be terminated forthwith by the Company without payment in lieu of notice if the Employee:


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11.2.    is guilty of a felony involving moral turpitude, or of any gross misconduct in connection with or affecting the business of the Company or any of its associated companies; or

11.3. is in material breach of any of the provisions of this Agreement unless the breach is capable of remedy and is not remedied within 7 (seven) days of notice by the Company requiring remedy; or

11.4. commits an act of bankruptcy or becomes insolvent or suffers any similar or analogous action on account of debt.

11.5.    For purposes of this Agreement, the conditions described in sub-clauses
         11.2 and 11.3 shall constitute Cause.

11.6. Except as provided in sub-clause 11.7, if within three (3) years from the date hereof, the Company terminates the employment of the Employee without Cause, or the Employee terminates for Good Reason, the Company shall pay the Employee within ten (10) days following such termination one (1) year base pay and bonus in an amount equal to the prior year's bonus (or, if there has been no prior year bonus, in an amount equal to 100% of the Employee's base salary for the calendar year).

11.7. If within two (2) years after a Change in Control (as defined below) the Company terminates the employment of the Employee without Cause, or the Employee terminates his employment for Good Reason, the Company shall pay the Employee within ten (10) days following such termination two (2) years base pay and two (2) years bonus. For this purpose, the Employee's bonus shall equal the greater of (i) the prior year's bonus, or (ii) the Employee's greatest bonus paid in any of the last three (3) years prior to the year in which the Change in Control occurs.

11.8. For purposes of this Agreement, the following shall constitute "Good Reason" and the Company may regard the Employee's employment as being constructively terminated and the Employee may, therefore, resign within 30 days of discovery of the occurrence of one or more of the following events: (i) without the Employee's express written consent, the assignment to the Employee of any duties materially inconsistent with Employee's position, duties, responsibilities and status with the Company; (ii) without the Employee's express written consent, the termination and/or material reduction in the Employee's facilities (including office space and general location) and staff reporting available to the Employee unless such reduction occurs as part of a Company-wide action authorized by the Directors of the Company to reduce the Company's expenses; (iii) a material reduction by the Company of the



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         Employee's base salary or of any bonus compensation formula applicable to him unless in connection with a Company-wide salary expense reduction necessitated by poor financial performance of the Company as determined by the Directors of the Company in their reasonable discretion; (iv) the failure of the Company to obtain the assumption of this Agreement by any successor; (v) a material breach of any provision of this Agreement by the Company which is not earned within 10 business days after notice in writing by the Employee; or (vi) a material breach by any associated company of any provision of any other agreement relating to services, compensation or benefits of the Employee.

11.9. A "Change in Control" shall have occurred when (i) any person or entity (other than persons controlling, controlled by or under common control with FirstMark Communications Europe S.A. ("FMCE")) shall have become the beneficial owner of equity interests representing more than 50% of the voting power of all outstanding equity securities of FMCE, (ii) FMCE shall have consummated any merger or consolidation if, as a result thereof, the shareholders of FMCE immediately prior to such transaction do not beneficially own equity interests representing more than 50% of the voting power of all outstanding equity securities of the resulting or surviving entity or its parent entity, or (iii) FMCE shall have sold all or substantially all of its consolidated assets.

12.      RECONSTRUCTION

         If the employment of the Employee is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation, the Employee shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions no less favourable than the terms of this Agreement. The Employee shall in such circumstances have no claim against the Company in respect of the termination of his employment.

13.      EFFECT OF TERMINATION

13.1. The termination of the Employee's employment in accordance with the terms of this Agreement howsoever occasioned shall not prejudice any claim which either party may have against the other in respect of any antecedent breach of any provision of this Agreement, nor shall it prejudice the continuance in force of any provision which is, expressly or by implication, intended to come into, or continue in force on or after such termination.

13.2. Upon the termination for whatever reason of the Employee's employment hereunder, the Employee shall thereafter, upon the request of the
         Company:


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13.2.1.  Resign without claim for compensation from office of the Company and such other offices held by him in the Company or any of its subsidiaries or associated companies as may be so requested. In the event of the Employee's failure to do so forthwith upon request, the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf sign and deliver such resignation or resignations to the Company and to each subsidiary or associated company of the Company of which the Employee is at the material time an officer; and

13.2.2. Hand over to the Company or as it may direct and without retaining copies of the same all documents, books, correspondence and other papers of whatsoever nature relating to the business of the Company and any of its associated companies which may then be or ought to be in his possession.

14.      PAY IN LIEU OF NOTICE

         On serving notice for any reason to terminate this Agreement the Company shall instead of giving the Employee the appropriate period of notice be entitled (at its sole discretion) to pay to the Employee his salary and full contractual benefits (at the rate then current) for the appropriate period of notice of such termination.

15.      LEAVE OF ABSENCE

15.1. On serving notice for any reason to terminate this Agreement the Company may (at its sole discretion) require the Executive to take paid leave of absence equal in length of time to the Employee's entitlement to notice of such termination.

15.2. Whilst on such leave of absence the Employee shall not, without the Company's prior written consent, or at the Company's request, contact any Company employee, customer or supplier of the Company.

16.      GRIEVANCE AND DISCIPLINARY PROCEDURES

         There is no formal disciplinary procedure applicable to this Agreement. Should the Employee have a grievance this should be discussed with the Directors of the Company.

17.      SEVERABILITY

         Each and every provision in this Agreement shall be read as a separate and distinct undertaking and the invalidity, legality or unenforceability of any part of this Agreement shall not affect the validity, legality or enforceability of the remainder.


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18.      WAIVER

         No waiver by the Company or the Employee of any of their respective rights hereunder shall be deemed a continuing waiver of any such rights hereunder.

19.      ASSIGNMENT

         The Company shall be entitled to assign its rights under this Agreement to a transferee of substantially all the assets of the Company or to any of its associated companies by whom the Employee shall for the time being be employed or on behalf of which he shall at any time work and the Employee agrees to accept any such assignment so long as there is no diminution of his responsibilities.

20.      NOTICES

20.1. Any notice to be given under this Agreement shall be sufficiently served:

20.2. In the case of the Employee by being delivered either personally to him or sent by registered post or recorded delivery to his usual or last known residential address in the United Kingdom; and

20.3. In the case of the Company by being personally delivered at or sent by registered post or recorded delivery addresses to its registered office.

20.4. Any such notice on sub-clauses 20.2 and 20.3 shall be deemed served on the second day following that on which it was posted.

21.      GOVERNING LAW

         This Agreement shall be subject to English law and the parties hereby agree to and submit to the non-exclusive jurisdiction of the English courts.

22.      PREVIOUS AGREEMENTS

22.1. This Agreement supersedes all existing agreements, arrangements, contracts, representations and understandings (oral and written) for the employment of the Employee by the Company.

22.2. The Employee hereby acknowledges that he has no outstanding claims of any kind against the Company or its associated companies.

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23.      POST-TERMINATION RESTRICTIONS

23.1. The Employee shall not during the course of his employment with the Company, and for a period of 12 (twelve) months after termination of his employment with the Company or any associated company, be engaged as a director, officer, employee or consultant in any concern which, directly or through any subsidiary or joint venture, (x) is or shall be wholly or partly in competition with any aspect of the Company's or any of its subsidiaries' or joint ventures' business in any jurisdiction in which the Company, directly or through any of its subsidiaries or joint ventures, operates or intends to operate or apply for a wireless local loop or DSL license within such 12 (twelve) months or (y) is applying or intends to apply for a wireless local loop or DSL license in any jurisdiction in which the Company or any of its subsidiaries or joint ventures holds or intends to apply for a wireless local loop or DSL license.

23.2. The Employee agrees that he shall not, for a period of 12 (twelve) months after termination of his employment with the Company, solicit or entice away or seek to entice away from the employment of the Company or any of its associated companies or any of their subsidiaries or joint ventures any person who is or was at the date of the Employee's termination of employment employed by the Company or any associated company or any of their subsidiaries or joint ventures in a senior managerial, technical, supervisory, sales or marketing capacity.

23.3. The Employee agrees that he shall not, for a period of 12 (twelve) months after termination of his employment with the Company or any associated company, solicit any customer of the Company or its associated companies or any of their subsidiaries or joint ventures to terminate or modify adversely to the Company or any associated company or any of their subsidiaries or joint ventures its business relationship with the Company or any associated company or any of their subsidiaries or joint ventures.

24.      DATA PROTECTION

         The Employee acknowledges and agrees that the Company is permitted to hold personal information concerning the Employee and that the Company may make use of such information in the course of the Company's normal business activities. The Employee further acknowledges and agrees that the Company may disclose such information to its associated companies and certain third parties in such circumstances where disclosure is necessary to ensure the proper conduct of the Company's business or the business of any of its associated companies. Personal information as referred to in this clause 24 may be held, used or disclosed as aforesaid in any medium whatsoever.


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25.      INTELLECTUAL PROPERTY

         The Employee shall disclose promptly to the Company any invention or intellectual property discovered or created by the Employee during the period of his employment with the Company, insofar as any discovery or creation relates to the business of the Company or the business of any associated company, and any such invention or other intellectual property so created shall (subject to the Patents Act 1977) belong to and be the absolute property of the Company. The Employee shall, whether during or after termination of his employment (howsoever arising) do all such things, execute all such documents and take any action required by the Company (at the Company's cost) to apply for protection in respect of any invention or other intellectual property and to vest the same in the Company or in any associated company.

26.      SHAREHOLDER APPROVAL

         All terms and conditions of this Agreement are subject to the approval of those persons who own more than 75% of the voting power of all the outstanding interests of the Company in accordance with Section 280G of the Internal Revenue Code of 1986, as amended, under U.S. law, and regulations thereunder.


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AS WITNESS the hands of the parties hereto the day and year first above written

Signed by
For and on behalf of
FIRSTMARK COMMUNICATION SERVICES EUROPE LIMITED
In the presence of





/s/ Timothy A. Samples
-------------------------------
Signed by TIMOTHY A.  SAMPLES
In the presence of











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